UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): May 14, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the subsection titled “NASDAQ Update” of Item 8.01 below is incorporated by reference into this Item 3.01.

Item 8.01. Other Events.

NASDAQ Update

On May 9, 2012, ChinaCast Education Corporation (the “Company”) submitted a letter to the staff of The Nasdaq Stock Market, LLC (the “NASDAQ Staff”) requesting a hearing to appeal the NASDAQ Staff’s determination to delist the Company’s securities, which was disclosed in the Company’s Form 8-K filed on May 8, 2012. The NASDAQ Staff has scheduled a hearing for June 28, 2012 in response to that request letter.

The Company’s request for a hearing had the impact of automatically staying the effectiveness of the NASDAQ Staff’s delisting determination until May 24, 2012. The Company has also requested an extension of the stay until the NASDAQ Hearing Panel has rendered a decision on the Company’s appeal. If the request for a stay is denied, the trading halt that was issued on April 2, 2012 will expire, although the Company’s shares will be suspended from trading on NASDAQ. The NASDAQ Hearing Panel will decide on the Company’s extension request prior to May 24, 2012.

Additional Information Regarding Corporate Assets and Investigations into Questionable Activities

Further to its prior public filings, the Company hereby provides additional information regarding its efforts to regain control of various corporate assets and its investigations into questionable activities involving former chairman and chief executive officer Ron Chan Tze Ngon, former President-China Jiang Xiangyuan and their associates.

Efforts to change legal representatives and recover chops and business licenses. Set out below is an update on the status of the Company’s efforts to register its appointees as legal representatives for, and to recover control of the chops and business licenses of, its subsidiaries in the People’s Republic of China (“PRC”), which items it needs to attain operational control over these subsidiaries. To date, the Company has not yet completed the process for registering any of its appointees as the legal representatives of record for any of its PRC subsidiaries. The Company has also not yet recovered possession of the chops and business licenses of any of its PRC subsidiaries.

Based on consultations with its PRC counsel, it is the Company’s understanding that the PRC’s Company Law generally requires a company in the PRC to appoint a legal representative, who is registered with the local Administration for Industry and Commerce (“AIC”), to act on behalf of a company in exercising its functions and powers. The legal representative also typically controls, or supervises the control of, the chops that are used instead of signatures to execute contracts and evidence the authorization of corporate actions, such as to draw funds from bank accounts. The shareholders or directors of a company in the PRC will often select a key manager as the legal representative of the company. In such instances, when a company’s shareholders want to terminate and replace the manager, the shareholders (or directors acting on their behalf) would typically name a new legal representative to the company in place of the terminated manager, apply to have the local AIC office issue a new business license listing the new appointee as its legal representative, and take possession of the company’s chops.

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Based on consultations with its PRC counsel, it is the Company’s further understanding that in instances where a terminated manager refuses to resign as legal representative or hand over the chops and business license, the shareholders generally have different methods available to regain operational control over the company, which methods the Company is exploring or pursuing with respect to each of its PRC subsidiaries. Each of these methods may be difficult to implement in practice, may take considerable time, and may ultimately be unsuccessful. For each of the Company’s PRC subsidiaries, these methods may include working with governmental agencies such as the local commission of commerce to update PRC government records as to who is the company’s new legal representative (and who is the person authorized to represent the company’s shareholders in PRC governmental affairs), working with the local AIC office to register the company’s new legal representative and get an updated business license, working with the local public security bureau to get a replacement chop issued, and pursuing litigation in the PRC court system. In implementing these methods, foreign shareholders of PRC companies may be required to submit to various PRC governmental authorities corporate documents that have been notarized by home country government agencies and legalized (or authenticated) by the PRC consulate for the home jurisdictions. The process for notarizing and authenticating documents for submission to PRC governmental authorities can be lengthy.

Based on consultations with its PRC counsel, it is also the Company’s understanding that under PRC Civil Procedure Law, a company could petition a court for a preservation order to take possession of a chop so that neither the former executive who is the outgoing legal representative nor the newly appointed legal representative would be able to use a company’s chop without court permission. The Company further understands that, other than court preservation orders, PRC Civil Procedure Law does not provide companies with any remedy analogous to preliminary injunctions, temporary restraining orders or other interim measures that may be available in other jurisdictions to restrict the ability of a former executive who is the outgoing legal representative to use a company’s chops while the company is pursuing legal recourse to recover the chops.

On March 28, 2012, ChinaCast Technology (Shanghai) Limited (“CCT Shanghai”) and Yupei Training Information Technology (Shanghai) Ltd. (“YPSH”) filed lawsuits against Mr. Chan in the People’s Court of Pudong New District, Shanghai (“Pudong Court”), seeking (i) to recover from Mr. Chan, among other things, the subsidiaries’ respective chops, business licenses, corporate certificates and financials records, and (ii) orders to compel Mr. Chan to register with the AIC changes in the directors and legal representatives of these two subsidiaries. CCT Shanghai and YPSH are the Company’s PRC subsidiaries relating to its e-learning and training services business and its Foreign Trade Business College, respectively. CCT Shanghai is also the entity through which the Company operates its variable interest entity ChinaCast Li Xiang Co, Ltd. On April 16, 2012, CCT Shanghai and YPSH amended their complaints to add Mr. Jiang as a named defendant in these lawsuits. The Pudong Court had originally scheduled a hearing for these lawsuits for May 9, 2012. On May 3, 2012, the Pudong Court verbally informed the Company that it had postponed the May 9, 2012 hearing in response to Mr. Chan’s application to move the case to a different court. The Pudong Court has yet to determine whether to allow Mr. Chan’s application. No new hearing date has yet been fixed for these lawsuits.

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In connection with these lawsuits, CCT Shanghai and YPSH had previously filed on April 18, 2012 applications with the Pudong Court for an order to preserve the financial records, chops, business licenses and corporate certificates of these two subsidiaries. The Pudong Court granted orders only for the preservation of the financial records of these two subsidiaries on April 19, 2012. In the course of enforcing these preservation orders, the Company discovered that most of the financial records in its Shanghai finance department offices had already been removed or destroyed.

In addition to these lawsuits, the Company has also been in the process of working with various Shanghai government agencies to change the legal representatives of record of CCT Shanghai and YPSH. If and when it registers its appointees as legal representatives for CCT Shanghai and YPSH, the Company expects to follow similar procedures to appoint and register new legal representatives for the subsidiaries of these two entities.

The Company is also in the process of taking actions to change the legal representative for, and recover the chops of, ChinaCast (Beijing) Education Technology Limited (“CBET”), which actions are similar to the actions it has taken with respect to CCT Shanghai and YPSH. As discussed below, CBET held the Company’s interests in the holding companies of Hubei Industrial University Business College (“HIU Business College”) and Lijiang College before these interests were transferred to unauthorized persons. The Company is also considering what actions to take with respect to its other subsidiaries.

Private colleges. As reported in the Company’s Form 8-K filed on April 19, 2012, the Company’s current management team had discovered that its interests in the holding companies for HIU Business College and Lijiang College recently had been transferred to unauthorized persons. Further detail on these transfers is as follows:

•	HIU Business College. The Company had historically held its interests in HIU Business College through a holding company, Wuhan Jiyang Education Investment Co. Ltd. (“Jiyang”). Based on Wuhan AIC company search records, the Company’s interest in Jiyang was transferred on March 7, 2012, from CBET to Mr. Jiang (as to 70%) and Shi Shicheng (as to 30%). Mr. Shi is an employee who represents the Company at Foreign Trade Business College, one of the Company’s other private colleges. The Company is investigating Mr. Shi’s role in the unauthorized transfer. Based on Wuhan AIC company search records, on April 5, 2012, Mr. Jiang and Mr. Shi transferred their interests in Jiyang to Wei Hua (as to 40%), Xie Jiwu (as to 40%) and Zhan Xiaochun (as to 20%). Wuhan AIC records also show that the legal representative of record for Jiyang had been changed to Fang Weihua without the knowledge or approval of the Company’s board of directors. The Company’s management is seeking to obtain background information on the three unauthorized transferees and the purported new legal representative.

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•	Lijiang College. The Company had historically held its interests in Lijiang College through a holding company, China Lianhe Biotechnology Co. Ltd. (“Lianhe”). Based on Shenzhen AIC company search records, the Company’s interests in Lianhe, which it held through CBET since March 2011, had been transferred to Zheng Qiquan (as to 70%) and Yao Fangcan (as to 30%). While Shenzhen AIC company search records do not identify the date of the unauthorized transfer, the Company believes that Lianhe may have been transferred out of the Company’s group structure in March or April 2012. Mr. Zheng is an employee of the Company based at Lijiang College. The Company’s management is investigating Mr. Zheng’s role in the unauthorized transfer. The Company’s management is seeking to obtain background information on Mr. Yao. The Company believes that Mr. Jiang and his associates were involved in this unauthorized transfer of the Company’s interests in Lijiang College.

The Company has initiated discussions about these unauthorized transfers with officials from the state-owned universities with which these two colleges are affiliated. The Company is investigating these unauthorized transfers and considering the legal remedies available to it to recover its interests in these two colleges, including by means of invalidating the original transfers and bringing criminal actions against the parties responsible for such transfers. Any legal actions taken by the Company to recover its interests in these two colleges could require proceedings that last for a considerable length of time and could ultimately be unsuccessful. Furthermore, even if the Company is eventually successful in recovering its interests in these colleges, the value of the cash and other assets of these colleges may have decreased, perhaps significantly, by that time, as a result of misappropriation or otherwise. Based on information acquired by the Company’s chief operating officer, Mr. Li Wei, that was confirmed by a Hubei Industrial University official, the Company has learned that approximately Rmb60 million (approximately US$9.5 million) may have been withdrawn from the accounts of HIU Business College without the knowledge of the Company’s Board of Directors. The Company is investigating, and is cooperating with the Wuhan police’s investigation into, these unauthorized withdrawals.

Investigations. With respect to the Company’s investigations into questionable activities involving Mr. Chan, Mr. Jiang and their associates, in addition to matters already disclosed in prior public filings, the Company’s current management has discovered the following matters which remain under investigation:

•	evidence of the removal or destruction of a substantial portion of the financial documents that were located in the finance offices of the Company’s Shanghai headquarters. The Company had disclosed in prior public filings that there was a possibility that Company documents had been destroyed;

•	the withdrawal of over Rmb760 million (approximately US$120 million) in cash from the bank accounts of CCT Shanghai and YPSH from July 2011 through April 2012 without the prior knowledge of the Company’s Board of Directors. It is possible that some or all of the withdrawn cash could have been transferred to other Company accounts that the current management does not currently have access to or the cash could have been transferred out of the Company’s control. The Company’s current management team is continuing to try to obtain access to additional bank records and may find that significantly more unauthorized withdrawals may also have been made from the Company’s other bank accounts. As disclosed in the Company’s 10-Q for the quarterly period ended September 30, 2011 filed on November 9, 2011, the Company had cash and cash equivalents of Rmb482.3 million (US$75.4 million) and term deposits of Rmb605.0 million (US$94.5 million) as of September 30, 2011. As disclosed in the Company’s 10-K/A for year ended December 31, 2010 filed on February 24, 2012, the Company had cash and cash equivalents of Rmb244.4 million (US$37.0 million) and term deposits of Rmb704.0 million (US$106.7 million) as of December 31, 2010. The Company is also investigating whether any of the cash from these undisclosed withdrawals was used to make unauthorized payments to persons or entities affiliated with Mr. Chan or Mr. Jiang; and

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•	the appointment of a new legal representative, Shi Meiqin, to Chongqing Hai Lai Education Technology Co., Ltd., the subsidiary which holds the Company’s interests in Foreign Trade Business College, according to AIC records. This appointment of Ms. Shi, who is not an employee of the Company, was made without the knowledge of the Company’s board of directors.

In connection with its ongoing investigation into questionable activities by Mr. Chan, Mr. Jiang and their associates, the Company is assessing its legal options for recovering the assets that it believes may have been misappropriated from the Company. The Company also has been in the process of informing the police about some of the questionable activities of Mr. Chan, Mr. Jiang and their associates uncovered through its ongoing investigation. The Company, along with certain shareholders, is also pursuing governmental, political and diplomatic channels to help resolve these issues. However, as with all legal, regulatory and other processes, these processes will take time to complete and a favorable outcome is not assured. In addition, during the intervening period, these individuals may continue to inflict damage on the Company, its operations and assets, and its goodwill and reputation (including by incurring additional liabilities on the Company’s behalf), particularly given the limited remedies available under PRC law as compared to some other jurisdictions. As a result, the Company cannot give any assurance that it will regain control over the assets that the Company believes may have been misappropriated, and if so, when, or whether the other assets of the Company are secure. To the extent the Company is unable to regain control over its misappropriated assets or loses control of over additional assets or if the results of its investigatory efforts reveal fraud or other illegal conduct, the Company’s business and operations will be materially and adversely harmed.

In addition, the matters discussed herein continue to delay the Company’s reporting of financial results and could result in delays in financial reporting for future periods. Further, these matters could impact the Company’s ability to consolidate certain assets for financial reporting purposes, result in a significant impairment or writeoff, and/or result in additional liabilities that the Company’s management is currently not aware of. Finally, the Company has received a notice of NASDAQ Staff’s delisting determination, which the Company is appealing. However, the Company cannot give any assurance that it will succeed in appealing the NASDAQ Staff’s decision to delist the Company’s stock or if there will be any public trading in its common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012

ChinaCast Education Corporation

By:	/s/ Derek Feng
Derek Feng Chief Executive Officer

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